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Part II                                                               Exhibit 11
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                    Computation of Per Common Share Earnings

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

                                                                     Three Months Ended          Nine Months Ended
                                                              SEPTEMBER 27,  September 28,  SEPTEMBER 27,  September 28,
In millions, except per share amounts                             1997           1996          1997           1996
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

PRIMARY EARNINGS (LOSS) PER COMMON SHARE:
    Net earnings (loss)                                          $ 74.7         $ 79.6        $(73.1)        $ 86.3
    Less: Preference dividends, net                                (3.4)          (3.6)        (10.3)         (10.9)
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    Net earnings (loss) used to calculate
          primary earnings (loss) per common share               $ 71.3         $ 76.0        $(83.4)        $ 75.4
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    Weighted average common shares outstanding                    171.7          165.5         168.7          165.1
    Add: Weighted average number of shares which
          could have been issued upon the exercise
          of outstanding stock options                              2.4            1.1           3.0            0.8
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    Weighted average number of shares used to compute
          primary earnings (loss) per common share                174.1          166.6         171.7          165.9
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    Primary earnings (loss) per common share                     $ 0.41        $  0.46       $ (0.49)        $ 0.46
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FULLY DILUTED EARNINGS (LOSS) PER COMMON SHARE:
    Net earnings (loss)                                          $ 74.7         $ 79.6        $(73.1)        $ 86.3
    Less: Preference dividends, net                                  --             --         (10.3)            --
    Less: Adjustments, assuming conversion of the Series
          One ESOP Convertible Preference Stock, for the
          following: (i) additional contributions to cover
          the shortfall between the Series One ESOP
          Convertible Preference Stock and Common Stock
          dividends and (ii) reductions in incentive
          bonuses and profit sharing, net of tax benefits          (1.9)          (1.6)         --             (5.7)
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    Net earnings (loss) used to calculate fully diluted
          earnings (loss) per common share                       $ 72.8         $ 78.0        $(83.4)        $ 80.6
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    Weighted average common shares outstanding                    171.7          165.5         168.7          165.1
    Add: Weighted average number of shares which could
          have been issued upon conversion of the Series
          One ESOP Convertible Preference Shares                    5.4            6.8            --            6.8
    Add: Weighted average number of shares which
          could have been issued upon the exercise of
          outstanding stock options                                 2.4            1.9           3.0            1.5
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    Weighted average number of shares used to compute
          fully diluted earnings (loss) per common share          179.5          174.2         171.7          173.4
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    Fully diluted earnings (loss) per common share               $ 0.41        $  0.45        $(0.49)        $ 0.46
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